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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form F-4 and related prospectus of Publicis Groupe S.A. for the registration of Publicis ordinary shares of its common stock, Obligations Remboursables en Actions Nouvelles ou Existantes and Obligations a Bons de Souscriptions d'Actions and the incorporation by reference therein of our report, dated March 5, 2002, with respect to the consolidated financial statements of Publicis Groupe S.A. included in its Annual Report on Form 20-F for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.




Ernst & Young Audit                          Mazars & Guerard

/s/ Bruno Perrin                             /s/ Isabelle Massa

Represented by:                              Represented by:
Bruno Perrin                                 Isabelle Massa


Paris, France

August 7, 2002